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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2004 , relating to the financial statements and financial statement schedule, which appears in Superconductor Technologies Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
July 1, 2004